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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                              FORM 8-K


          CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                THE SECURITIES EXCHANGE ACT OF 1934



Date of Report:   MARCH 6, 1997
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                      VISTA TECHNOLOGIES INC.
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      (Exact name of registrant as specified in its charter)


       Nevada                    0-23142         13-3687830
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(State or other jurisdiction    (Commission    (I.R.S. Employer
    of incorporation             File No.)    Identification No.)
    or organization)


167 S. San Antonio Road, Suite 9, Los Altos, California    94022
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(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (415) 947-1750
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                       (Not Applicable)
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   (Former name or former address, if changed since last report)



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                          VISTA TECHNOLOGIES INC.

ITEM 5.   OTHER EVENTS

CHANGES IN MANAGEMENT

     On March 6, 1997, the Board of Directors of Vista Technologies Inc. (the "Company") determined to reduce the level of the Company's corporate expenses in order to reduce negative cash flows in its North American operations. As part of that program, the Board terminated the employment of Thomas A. Schultz, formerly President and Chief Executive Officer, and terminated the employment of Allen J. Simon, formerly Executive Vice President and Chief Operating Officer. Mr. Schultz voluntarily resigned as a director of the Company on March 6, 1997 following the termination of his employment.

     Murray D. Watson, Vice Chairman of the Board, was elected to serve as acting Chief Executive Officer of the Company to succeed Mr. Schultz. The Board authorized Mr. Watson to review the Company's business strategies for expansion of laser vision correction services in North America for further recommendations to, and review by, the Board at a later date. Mr. Watson also serves as Chairman of the Board and Chief Executive Officer of Atlantic Central Enterprises, Ltd., which owns approximately 53.9% of the Company's outstanding common stock. (Atlantic Central Enterprises, Ltd., publicly-traded in the over-the-counter market under the trading symbol "ALCNF", is the successor-in-interest to Pharma Patch PLC as the result of a recent reorganization.)

OTHER MATERIAL EVENTS

     Each of Messrs. Schultz and Simon have notified the Company that they intend to assert claims for severance pay obligations under their previous employment agreements with the Company. The Company intends to negotiate the settlement of such claims, but there can be no assurance that compromises acceptable to the parties will be reached.

     On January 8, 1997, the Company previously announced it intended, with the assistance of a placement agent and subject to market and other conditions, to seek additional capital in a proposed private placement
of convertible preferred stock.   As of March 14, 1997, the Company was
advised by its placement agent that this proposed financing has been withdrawn. The Company intends to continue its efforts to raise additional equity capital through other third parties, but no commitments have been obtained at present.

     In view of limited cash resources to finance the Company's North American working capital requirements, the Board of Directors has authorized additional short-term borrowings by the Company from Atlantic Central Enterprises, Ltd. on terms to be negotiated. As of March 6, 1996, the Company was indebted to Atlantic Central Enterprises for approximately $700,000 of prior advances. Any such future advances requested by the Company will be at the exclusive discretion of, and subject to approval by, the Atlantic Central Enterprises board of directors. As noted above, Murray D. Watson, Vice Chairman and Chief Executive Officer of the Company, is a director, Chairman of the Board and Chief Executive Officer of Atlantic Central Enterprises. Kenneth G. Howling, the Company's Treasurer and Chief Executive Officer, also serves as Chief Financial Officer for Atlantic Central Enterprises.

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     In consideration of past and future advances to the Company by
Atlantic Central Enterprises Ltd., the Board of Directors authorized the Company to pledge outstanding shares of the Company's European operating subsidiaries to secure all past and future indebtedness of the Company
to Atlantic Central Enterprises.   The grant of that security interest
will be junior to a security interest in 51% of the issued and outstanding share capital of Vista Vision Scandinavia AB previously pledged to secure $277,777 in principal amount of Company indebtedness due third parties on 12% promissory notes due June 15, 1998, and may also be subordinate to a security interest in all of the Company's assets granted to secure $300,000 of the Company's 12% promissory notes due June 30, 1997 issued to a third party for a bridge loan in December 1996.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) EXHIBITS: The following exhibits are filed with this Report or are incorporated herein by reference:

#      Indicates exhibit filed with this Report

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
Exhibit
Number       Description
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

# 10.43.2    Security Agreement dated November 11, 1996 granted by
             Registrant as collateral security for 12% Promissory
             Note due June 30, 1997.

# 10.46 Resolution adopted by Registrant's Board of Directors on March 6, 1997 authorizing grant of security interest in capital stock of European subsidiaries to secure advances from Atlantic Central Enterprises., Ltd.

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                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 10, 1997

                        VISTA TECHNOLOGIES INC.
                             (Registrant)

                        By: /s/  William M. Curtis
                            -----------------------------
                            William M. Curtis,
                               Secretary


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